Exhibit 4.1

               THE MACNEAL-SCHWENDLER CORPORATION


                               AND


      CHASE MANHATTAN BANK AND TRUST COMPANY N.A., Trustee

                            INDENTURE


                    Dated as of June 17, 1999

                  Subordinated Promissory Notes
                      of up to $50,000,000

                           ARTICLE ONE

                           DEFINITIONS

SECTION 1.01  Definitions                                      1

                           ARTICLE TWO

           ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND
                        EXCHANGE OF NOTES

SECTION 2.01  Designation, Amount and Issue of Notes           4
SECTION 2.02  Form of Notes                                    6
SECTION 2.03  Date and Denomination of Notes; Payment
              of Interest                                      6
SECTION 2.04  Execution and Authentication of Notes            7
SECTION 2.05  Exchange and Registration of Transfer of Notes   7
SECTION 2.06  Mutilated, Destroyed, Lost or Stolen Notes       8
SECTION 2.07  Cancellation of Notes Paid, etc.                 9
SECTION 2.08  Temporary Securities                             9
SECTION 2.09  CUSIP Numbers                                    9
SECTION 2.10  Book-Entry Provisions for Global Note           10

                          ARTICLE THREE

                       REDEMPTION OF NOTES

SECTION 3.01  Right of Redemption                             11
SECTION 3.02  Notice to Trustee; Selection by Trustee
              of Notes to Be Redeemed                         11
SECTION 3.03  Notice of Redemption                            11
SECTION 3.04  Deposit of Redemption Price                     12
SECTION 3.05  Notes Payable on Redemption Date                12
SECTION 3.06  Notes Redeemed in Part                          13

                          ARTICLE FOUR

               PARTICULAR COVENANTS OF THE COMPANY

SECTION 4.01  Payment of Principal, Premium and Interest      13
SECTION 4.02  Office for Transfer, Exchange, Redemption,
              Notices and Payments, etc.                      13
SECTION 4.03  Appointments to Fill Vacancies in Trustee's
              Office                                          13
SECTION 4.04  Provision as to Paying Agent                    13
SECTION 4.05  Certificate to Trustee                          14
SECTION 4.06  Corporate Existence                             14
SECTION 4.07  Maintenance of Properties                       14
SECTION 4.08  Payment of Taxes and Other Claims               15
SECTION 4.09  Restrictions on Payments and Stock Repurchases  15
SECTION 4.10  Stay, Extension and Usury Laws                  15

                          ARTICLE FIVE

  NOTEHOLDERS LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

SECTION 5.01  Noteholders Lists                               15
SECTION 5.02  Preservation and Disclosure of Lists            16
SECTION 5.03  Reports by the Company                          17
SECTION 5.04  Reports by the Trustee                          18

                           ARTICLE SIX

   REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON EVENT OF DEFAULT

SECTION 6.01  Events of Default                               18
SECTION 6.02  Payment of Notes on Default; Suit Therefor      20
SECTION 6.03  Application of Moneys Collected by Trustee      21
SECTION 6.04  Proceedings by Noteholders                      22
SECTION 6.05  Proceedings by Trustee                          22
SECTION 6.06  Remedies Cumulative and Continuing              23
SECTION 6.07  Direction of Proceedings and Waiver of
              Default by Majority of Noteholders              23
SECTION 6.08  Notice of Defaults                              23
SECTION 6.09  Undertaking to Pay Costs                        24

                          ARTICLE SEVEN

                     CONCERNING THE TRUSTEE

SECTION 7.01  Duties and Responsibilities of the Trustee      24
SECTION 7.02  Reliance on Documents, Opinions, etc.           25
SECTION 7.03  No Responsibility for Recitals, etc.            26
SECTION 7.04  Trustee, Paying Agents or Registrar May
              Own Notes                                       26
SECTION 7.05  Moneys to Be Held in Trust                      26
SECTION 7.06  Compensation and Expenses of Trustee            27
SECTION 7.07  Officers' Certificate as Evidence               27
SECTION 7.08  Conflicting Interest of Trustee                 28
SECTION 7.09  Eligibility of Trustee                          28
SECTION 7.10  Resignation or Removal of Trustee               28
SECTION 7.11  Acceptance by Successor Trustee                 29
SECTION 7.12  Succession By Merger, etc.                      30
SECTION 7.13  Limitation on Rights of Trustee as a Creditor   30

                          ARTICLE EIGHT

                   CONCERNING THE NOTEHOLDERS

SECTION 8.01  Action by Noteholders                           30
SECTION 8.02  Proof of Execution by Noteholders               30
SECTION 8.03  Who Are Deemed Owners                           31
SECTION 8.04  Company-Owned Notes Disregarded                 31
SECTION 8.05  Revocation of Consents; Future Holders Bound    31

                          ARTICLE NINE

                      NOTEHOLDERS' MEETINGS

SECTION 9.01  Purposes of Meetings                            31
SECTION 9.02  Call of Meetings by Trustee                     32
SECTION 9.03  Call of Meetings by Company or Noteholders      32
SECTION 9.04  Qualifications for Voting                       32
SECTION 9.05  Regulations                                     32
SECTION 9.06  Voting                                          33
SECTION 9.07  No Delay of Rights by Meeting                   33

                           ARTICLE TEN

                     SUPPLEMENTAL INDENTURES

SECTION 10.01 Supplemental Indentures without Consent of
              Noteholders                                     34
SECTION 10.02 Supplemental Indentures with Consent of
              Noteholders                                     34
SECTION 10.03 Compliance with Trust Indenture Act; Effect of
              Supplemental Indentures                         35
SECTION 10.04 Notation on Notes                               35
SECTION 10.05 Evidence of Compliance of Supplemental
              Indenture to Be Furnished Trustee               36
SECTION 10.06 Notice of Supplemental Indenture                36

                         ARTICLE ELEVEN

        CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

SECTION 11.01  Company May Consolidate, etc. on
               Certain Terms                                  36
SECTION 11.02  Successor Corporation to Be Substituted        37

                         ARTICLE TWELVE

             SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 12.01  Discharge of Indenture                         37
SECTION 12.02  Deposited Moneys to Be Held in Trust by
               Trustee                                        38
SECTION 12.03  Paying Agent to Repay Moneys Held              38
SECTION 12.04  Return of Unclaimed Moneys                     38

                        ARTICLE THIRTEEN

                     SUBORDINATION OF NOTES

SECTION 13.01  Agreement to Subordinate                       39
SECTION 13.02  Certain Definitions                            39
SECTION 13.03  Liquidation; Dissolution; Bankruptcy           40
SECTION 13.04  Default on Senior Indebtedness                 40
SECTION 13.05  Acceleration of Notes                          42
SECTION 13.06  When Distribution Must Be Paid Over            42
SECTION 13.07  Notice by Company                              42
SECTION 13.08  Subrogation                                    42
SECTION 13.09  Relative Rights                                42
SECTION 13.10  Subordination May Not Be Impaired              43
SECTION 13.11  Distribution or Notice to Representative
               or Agent                                       44
SECTION 13.12  Rights of Trustee                              44
SECTION 13.13  Authorization to Effect Subordination          44
SECTION 13.14  Miscellaneous                                  45

                        ARTICLE FOURTEEN

   IMMUNITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

SECTION 14.01  Indenture and Notes Solely Corporate
               Obligations                                    45

                         ARTICLE FIFTEEN

                    MISCELLANEOUS PROVISIONS

SECTION 15.01  Provisions Binding on Company's Successors     46
SECTION 15.02  Indenture for Sole Benefit of Parties and
               Noteholders                                    46
SECTION 15.03  Addresses for Notices, etc.                    46
SECTION 15.04  California Contract                            46
SECTION 15.05  Evidence of Compliance with Conditions
               Precedent                                      46
SECTION 15.06  Legal Holidays                                 47
SECTION 15.07  Trust Indenture Act to Control                 47
SECTION 15.08  No Security Interest Created                   47
SECTION 15.09  Table of Contents, Headings, etc.              47
SECTION 15.10  Execution in Counterparts                      48

                          Indenture

          INDENTURE, dated as of June 17, 1999, between THE
MACNEAL-SCHWENDLER CORPORATION, a Delaware corporation (the
"Company"), and CHASE MANHATTAN BANK & TRUST COMPANY N.A., as trustee (the "Trustee").

                      W I T N E S S E T H:

          WHEREAS, for its lawful corporate purposes, the Company desires to issue an aggregate principal amount of up to $50,000,000 of promissory notes (the "Notes"), and to execute and deliver this Indenture setting forth the terms and conditions upon which the Notes are to be authenticated, issued and delivered;

          WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, the notice of conversion and the temporary Notes, if any (as described in Section 2.08), are to be substantially in the form of Exhibit A;

          WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as provided herein, and issued, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed; and

          WHEREAS, the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises, the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

                           ARTICLE ONE

                           DEFINITIONS

          SECTION 1.01   Definitions.  The terms defined in this
Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act (as defined below) or which are by reference therein defined in the Securities Act of 1933, as amended
(except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities
Act of 1933, as amended, as in force at the date of the execution of this Indenture.

Definitions

          "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Without limiting the generality of the foregoing, any Person directly or indirectly beneficially owning or controlling more than ten percent (10%) of the issued and outstanding voting stock of the Company shall be deemed an Affiliate of the Company.

          "Authorizing Resolution" means a resolution adopted by the Board of Directors or by an Officer or committee of Officers pursuant to Board delegation authorizing a Series of Notes.

          "Bankruptcy Law" means title 11 of the United States
Code, as amended, or any similar federal or state law for the relief of debtors.

          "Board of Directors" shall mean the Board of Directors of the Company or any committee thereof validly acting in lieu of the entire Board of Directors.

          "Business Day" shall mean any day which is not a Saturday, a Sunday, or a day on which banks and trust companies in the City of Los Angeles and the City of New York are authorized or obligated by law, regulation or executive order to be closed.

          "Claim" shall have the meaning assigned to it in
Section 13.02.

          "Commission" shall mean the Securities and Exchange
Commission.

          "Company" shall mean The MacNeal-Schwendler
Corporation, a Delaware corporation, and subject to the provisions of Article Eleven hereof, shall include its successors and assigns.

          "Company Request" or "Company Order" shall mean a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Chief Financial Officer, its Secretary or an Assistant
Secretary, and delivered to the Trustee.

          "Corporate Trust Office" shall mean the principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which at the date of this Indenture is located at 101 California Street, Suite 2725, San Francisco, CA 94111, and upon written notice to the Company and Noteholders (as defined below) such other address as it shall determine from time to time.

          "Event of Default" shall mean any event specified in
Section 6.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

          "Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented, including pursuant to any Authorizing Resolution or supplemental indenture pertaining to any Series.

          "Interest Payment Date" shall have the meaning assigned to it in Section 2.01.

          "Note" or "Notes" shall mean any Note or Notes, as the case may be, authenticated and delivered by the Trustee under this Indenture.

          "Noteholder", "holder of Notes", or other similar terms, shall mean any person in whose name at the time a particular Note is registered on the Note register kept for that purpose in accordance with the terms hereof.

          "Officers' Certificate", when used with respect to the Company, shall mean a certificate signed by the Chairman of the Board, the President or any Vice President and by the Chief Financial Officer, the Secretary or any Assistant Secretary of the Company and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 15.05 if and to the extent required by the provisions of such Section.

          The term "Outstanding," when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered under this Indenture, except:

               (1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

               (2) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article Three hereof, or provision satisfactory to the Trustee shall have been made for giving such notice; and

               (3)  Notes in lieu of or in substitution for
          which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06.

          "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel who may be an employee of or of counsel to the Company provided that such legal counsel is acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 15.05 if and to the extent required by the provisions of such Section.

          "Payment Default" shall have the meaning assigned to it in Section 13.04(a).

          "Person" shall mean any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Record Date" shall have the meaning assigned to it in
Section 2.01.

          "Redemption Date", when used with respect to any Note to be redeemed, shall mean the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Note to be redeemed, shall mean the price at which it is to be redeemed pursuant to this Indenture.

          "Responsible Officer", when used with respect to the Trustee, shall mean the chairman of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, the treasurer, any trust officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "Senior Indebtedness" shall have the meaning assigned to it in Section 13.02.

          "Series" means a series of Notes established under this Indenture.

          "Subsidiary" shall mean any corporation or other entity of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by the Company or by one or more Subsidiaries thereof, or by the Company and one or more Subsidiaries.

          "Trust Indenture Act" shall mean the Trust Indenture
Act of 1939, as amended, as in force at the date of execution of this Indenture, except as provided in Section 10.03.

          "Trustee" shall mean Chase Manhattan Bank & Trust
Company N.A., and subject to the provisions of Article Seven hereof, shall also include its successors and assigns as Trustee hereunder.

                           ARTICLE TWO

         ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND
                        EXCHANGE OF NOTES

          SECTION 2.01 Designation, Amount and Issue of Notes. The aggregate principal amount of Notes that may be issued under this Indenture is $50,000,000. The Notes may be issued from time to time in one or more Series. Each Series shall be created by an Authorizing Resolution or a supplemental indenture that establishes the terms of the Series, which may include the following:

          (1)  the title of the Series;

          (2) the aggregate principal amount (or any limit on the aggregate principal amount) of the Series and, if any Notes of a Series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

          (3) the interest rate or method of calculation of the interest rate;

          (4)  the date from which interest will accrue;

          (5) the record dates for interest payable on Notes of the Series (the "Record Date");

          (6) the dates when, places where and manner in which principal and interest are payable (such date, the "Interest Payment Date");

          (7)  the registrar and paying agent;

          (8) the terms of any mandatory (including any sinking fund requirements) or optional redemption by the Company;

          (9) the terms of any redemption at the option of Holders;

          (10) the denominations in which Notes are issuable;

          (11) whether Notes will be issued in registered or bearer form and the terms of any such forms of Notes;

          (12) whether any Notes will be represented by a global
               Note and the terms of any such global Note;

          (13) the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

          (14) if payments of principal or interest may be made in a currency other than that in which Notes are denominated, the manner for determining such payments;

          (15) provisions for electronic issuance of Notes or issuance of Notes in uncertificated form;

          (16) any Events of Default, covenants and/or defined terms in addition to or in lieu of those set forth in this Indenture;

          (17) whether and upon what terms Notes may be defeased if different from the provisions set forth in this Indenture;

          (18) the form of the Notes, which, unless the Authorizing Resolution or supplemental indenture otherwise provides, shall be in the form of Exhibit A;

          (19) any terms that may be required by or advisable under applicable law;

          (20) the percentage of the principal amount of the Notes which is payable if the maturity of the Notes is accelerated in the case of Notes issued at a discount from their face amount;

          (21) whether any Notes will have guarantees; and

          (22) any other terms in addition to or different from those contained in this Indenture.

All Notes of one Series need not be issued at the same time and, unless otherwise provided, a Series may be reopened for issuances of additional Notes of such Series pursuant to an Authorizing Resolution, an Officers' Certificate or in any indenture supplemental hereto. The creation and issuance of a Series and the authentication and delivery thereof are not subject to any conditions precedent. Nothing contained in this Section 2.01 or elsewhere in this Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication by the Trustee of Notes under the circumstances contemplated by Sections 2.05, 2.06, 2.08, 3.06, and 11.01 hereof.

          SECTION 2.02 Form of Notes. The Notes and the Trustee's certificate and authentication to be borne by the Notes shall be substantially in the form as set forth in Exhibit A unless an Authorizing Resolution or indenture supplement provides otherwise. Any of the Notes may be engraved as a whole or in part and may have imprinted thereon such legends or endorsements as the officers executing the same may approve (the execution thereof to be the conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or securities association on which the Notes may be listed or traded, or to conform to usage.

          SECTION 2.03 Date and Denomination of Notes; Payment of Interest. Unless otherwise specified in an Authorizing
Resolution or supplemental indenture, the Notes shall be issuable as registered Notes without coupons in denominations of $1,000 and above, and shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such arrangement as the officers of the Company executing the same may determine with the approval of the Trustee. Each Note shall be dated the date of its authentication.

          The person in whose name a Note (or any Note evidencing the same debt) is registered at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Note upon any registration of transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names Outstanding Notes are registered at the close of business on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of Notes not less than 15 days preceding such subsequent record date, such record date to be not less than ten days preceding the date of payment of such defaulted interest.

          Principal of and interest on the Notes will be payable at the office or agency maintained by the Trustee on behalf of the Company in the City of Los Angeles or such other location as the Company shall select upon notice to Noteholders, provided that payment of interest may be made at the option of the Company by check mailed by first-class mail to the address of the persons entitled thereto at such addresses as shall appear on the registry books of the Company. In no event shall the persons entitled to receive such interest payments be entitled to receive interest upon interest.

          SECTION 2.04 Execution and Authentication of Notes. The Notes shall be executed manually or by facsimile in the name and on behalf of the Company by its Chairman of the Board, its President or any of its Vice Presidents and by its Secretary or an Assistant Secretary, under its corporate seal (which may be printed, engraved, or otherwise reproduced thereon, by facsimile or otherwise). At any time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Indenture. Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth in the recitals above, executed by the Trustee by manual signature, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

          In case any officer of the Company who shall have executed any of the Notes shall cease to be such officer before the Notes so executed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who executed such Notes had not ceased to be such officer of the Company; and any Note may be executed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

          SECTION 2.05 Exchange and Registration of Transfer of Notes. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations in the same Series. Notes to be exchanged shall be surrendered at the office or agency to be maintained by the Company, as provided in Section 4.02, and the Company shall execute and the Trustee shall register and authenticate and deliver in exchange therefor the Note or Notes which the Noteholder making the exchange shall be entitled to receive.

          The Company shall cause to be kept at said office or agency a Note register in which, subject to such reasonable regulations as it may prescribe, the Company shall register Notes and shall register the transfer of Notes as provided in this Article Two. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times, such register shall be open for inspection by the Trustee.
Upon due presentment for registration of transfer of any Note at said office or agency, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes for an equal aggregate principal amount.

          All Notes presented for registration of transfer, conversion, purchase or payment shall be accompanied by a written instrument or instruments of transfer, conversion or purchase, in form satisfactory to the Company and the Trustee, duly executed by the holder of Notes or his attorney duly authorized in writing.

          No service charge shall be made for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

          Neither the Company nor the Trustee shall be required to issue, exchange or register a transfer of (a) any Notes for a period of 15 days next preceding the date of mailing of a notice of any selection of Notes to be redeemed, or (b) any Notes selected, called or being called for redemption pursuant to Article Three of this Indenture except, in the case of any Notes to be redeemed or converted in part, the portion thereof not so to be redeemed or converted.

          SECTION 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company shall execute, and upon its request the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously or previously Outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen; provided, however, that in every such case involving a mutilated, destroyed, lost or stolen Note, the applicant for a substituted Note shall, simultaneously with such application, furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

          The Trustee may authenticate any such substituted
Note and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Note, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of same (without surrender thereof, except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.

          Every substituted Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any
Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

          SECTION 2.07 Cancellation of Notes Paid, etc. All Notes surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Note registrar, be surrendered to the Trustee and promptly cancelled by the Trustee, or, if surrendered to the Trustee, shall be promptly cancelled by the Trustee, and any Note so cancelled shall be destroyed by the Trustee and certification of its destruction delivered to the Company unless by a Company Order the Company shall direct that cancelled debentures be returned to the Company, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. If the Company shall purchase or otherwise acquire any of the Notes, however, such purchase or acquisition shall not operate as a payment or satisfaction of the indebtedness represented by such Notes unless and until the Company, at its option, shall deliver or surrender the same to the Trustee for cancellation.

          SECTION 2.08 Temporary Securities. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

          SECTION 2.09 CUSIP Numbers. The Company in issuing the Notes of any Series may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to holders of such Notes; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of any such CUSIP number printed in the notice or on such Notes, and that reliance may be placed only on the other identification numbers printed on such Securities. The Company shall promptly notify the Trustee of any change in any CUSIP number.

          SECTION 2.10   Book-Entry Provisions for Global Note.

          (a) Any global Note of a Series initially shall (i) be registered in the name of the depository who shall be identified in the Authorizing Resolution or supplemental indenture relating to such Notes (the "Depository") or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear any required legends. Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of any global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the global Note may be transferred or exchanged for definitive Notes in accordance with the rules and procedures of the Depository. In addition, definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the global Note and a successor depository is not appointed by the Company within 90 days of such notice or
(ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue definitive Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more definitive Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the global Note in an amount equal to the principal amount of the beneficial interest in the global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more definitive Notes of like tenor and amount.

          (d) In connection with the transfer of an entire global Note to beneficial owners pursuant to paragraph (b), the global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the global Note, an equal aggregate principal amount of definitive Notes of authorized denominations.

          (e) The Holder of any global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes of such Series.

                          ARTICLE THREE

                       REDEMPTION OF NOTES

          SECTION 3.01 Right of Redemption. Unless otherwise specified in an Authorizing Resolution or supplemental indenture, any Notes or Series of Notes may be redeemed at the election of the Company, as a whole or from time to time in part, at any time and from time to time, at par without premium, together with accrued but unpaid interest to the Redemption
Date. The Company may redeem any Series of Notes individually or jointly with one or more other Series.

          SECTION 3.02 Notice to Trustee; Selection by Trustee of Notes to Be Redeemed. The election of the Company to redeem any Notes pursuant to Section 3.01 shall be evidenced by a resolution of the Board of Directors delivered to the Trustee. In case of any redemption at the election of the Company of less than all of a Series of Notes, the Company shall, at least 60 days (but not more than 90 days) prior to the Redemption Date fixed by the Company (unless a shorter or longer notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed.

          If less than all of a Series of Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, pro rata, by lot or by a method that complies with applicable legal and stock exchange requirements and which may provide for the selection for redemption of portions (equal to $1,000 or above) of the principal amount of Notes of a denomination larger than $1,000. If a Note selected for partial redemption by the Trustee would, as a result of such redemption, have a remaining principal amount of less than $1,000, then the entire Note shall be redeemed at the applicable Redemption Price.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

          SECTION 3.03 Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each holder of Notes to be redeemed, at his address appearing in the Note register; provided, however, that failure to give such notice to any holder of a Note designated for redemption as a whole or in part, or any defect in such notice, shall not affect the validity of the proceedings for the redemption of any other Notes.

          All notices of redemption shall state:

               (1)  the Redemption Date;

               (2)  the Redemption Price;

               (3)  the name and address of the paying agent;

               (4) that Notes called for redemption must be surrendered to the paying agent to collect the Redemption Price;

               (5) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes and Series of Notes to be redeemed; and

               (6)  that on the Redemption Date the Redemption
          Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date.

          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of any such Note to be so redeemed receives the notice.

          SECTION 3.04 Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a paying agent an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an interest payment date) accrued interest on, all the Notes which are to be redeemed on that date. The Trustee (or applicable paying agent) shall promptly return to the Company such portion of the amount of money deposited with it that exceeds the Redemption Price plus accrued interest of the Notes actually redeemed.

          SECTION 3.05 Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose stated maturity is on the Redemption Date shall be payable to the holders of such Notes, registered as such at the close of business on the relevant record dates according to their terms and the provisions of
Section 2.03.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by the Note.

          SECTION 3.06 Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 4.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                          ARTICLE FOUR

               PARTICULAR COVENANTS OF THE COMPANY

          SECTION 4.01 Payment of Principal, Premium and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on, each of the Notes at the place, at the respective times and in the manner provided on such Notes and in this Indenture.

          SECTION 4.02 Office for Transfer, Exchange, Redemption, Notices and Payments, etc. So long as any of the Notes remain outstanding, the Company will maintain an office or agency where the Notes may be presented for payment, an office or agency where the Notes may be presented for registration of transfer and for exchange or conversion as provided in this Indenture and an office or agency where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served. Until otherwise designated by the Company in a written notice to the Trustee, such office or agency for all of the above purposes shall be the Corporate Trust Office. In case the Company shall at any time fail to maintain any such office or agency, or shall fail to give notice to the Trustee of any change in the location thereof, presentation and demand may be made and notice may be served in respect of the Notes or of this Indenture at said Corporate Trust Office of the Trustee, as appointed agent for the Company for such matters. The Trustee shall promptly notify the Company in writing as to any change in the location of its Corporate Trust Office.

          SECTION 4.03 Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.11, a successor Trustee, so that there shall at all times be a Trustee hereunder.

          SECTION 4.04   Provision as to Paying Agent.

          (a) If the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

               (1) that it will hold all sums held by it as such agent for the payment of the principal of, and premium, if any, or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes and will notify the Trustee of the receipt of sums to be so held;

               (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of, and premium, if any, or interest on the Notes when the same shall be due and payable; and

               (3)  that it will at any time during the
           continuance of an Event of Default specified in subsection (a) or (b) of Section 6.01, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by it as such agent.

          (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, and premium, if any, or interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor under the Notes) to make any payment of the principal of, and premium, if any, or interest on the Notes when the same shall become due and payable.

          (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge as provided for in Article Twelve of this Indenture, or for any other reason, pay or by Company Order direct any paying agent to pay to the Trustee all sums held in trust by it, as required by this
Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by any paying agent to the Trustee and the receipt thereof, such paying agent shall be released from all further liability with respect to such money.

          (d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Sections 12.03 and 12.04.

          SECTION 4.05 Certificate to Trustee. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate signed by the principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the best knowledge of the signer thereof the Company has fulfilled all its obligations of any of the terms, provisions and conditions of this Indenture and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

          SECTION 4.06   Corporate Existence.  Subject to
Article Eleven, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

          SECTION 4.07 Maintenance of Properties. The Company will cause all material properties, rights and franchises used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the holders of the Notes.

          SECTION 4.08 Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (2) all claims for labor, materials and suppliers which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim of which the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

          SECTION 4.09 Restrictions on Payments and Stock Repurchases. If an Event of Default (as defined in Section 6.01) shall occur and be continuing, the Company shall not declare or pay any dividend or make any distribution on any class or series of its outstanding capital stock, nor shall the Company repurchase any of such outstanding capital stock; provided, however, that such restrictions shall not apply to any agreement by the Company to repurchase any of the Company's outstanding capital stock if such agreement is already existing at the time of any such Event of Default.

          SECTION 4.10 Stay, Extension and Usury Laws. The Company (to the extent that it may lawfully do so) covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter which may affect the covenants or the Company's performance of its obligations under this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

                          ARTICLE FIVE

          NOTEHOLDERS LISTS AND REPORTS BY THE COMPANY
                         AND THE TRUSTEE

          SECTION 5.01 Noteholders Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, within 45 days after each interest payment date, and at such other times as the Trustee may request in writing within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than 15 days prior to the time such information is furnished; provided, however, that so long as the Trustee shall be the Note registrar, such list shall not be required to be furnished.

          SECTION 5.02   Preservation and Disclosure of Lists.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 5.01 or received by the Trustee in its capacity as Note registrar.
The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

          (b) In case three or more holders of Notes of a single Series (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Notes of such Series with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then, the Trustee may, within 15 business days after the receipt of such application, at its election, either

               (1)  afford such applicants access to the
          information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02, or

               (2) inform such applicants as to the approximate number of holders of Notes of such Series whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section
          5.02, and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

          If the Trustee elects not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Noteholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02 a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or irrevocable provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Notes or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Noteholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Each and every holder of the Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Notes in accordance with the provisions of subsection (b) of this
Section 5.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under this subsection (b).

          SECTION 5.03   Reports by the Company.

          (a) The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission from time to time by rules and regulations may prescribe) which the Company may be required to file with the Commission pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either such section, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

          (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

          (c) The Company covenants and agrees to transmit by mail to all holders of Notes, as the names and addresses of such holders appear upon the Note register within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 5.03 as may be required by rules and regulations prescribed from time to time by the Commission.

          SECTION 5.04   Reports by the Trustee.

          (a) Each year, the Trustee shall transmit by mail to all Noteholders, as their names and addresses appear in the Note register, in accordance with, and to the extent required under
Section 313 of the Trust Indenture Act.

          (b) The Trustee will transmit any such reports in the manner and to the persons or entities required by Sections
313(c) and 13(d) of the Trust Indenture Act.

                           ARTICLE SIX

             REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                       ON EVENT OF DEFAULT

          SECTION 6.01   Events of Default.  In case one or more
of the following Events of Default shall have occurred and be continuing:

          (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

          (b) default in the payment of the principal of, and premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise when due; or

          (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture continued for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Notes at the time Outstanding (as determined by counting all Series as a single class); or

          (d) default in the payment of any other mortgage, indenture or instrument evidencing indebtedness of the Company in an amount equal to at least $10,000,000, being declared due and payable prior to the date on which it otherwise would become due and payable or failure to pay such indebtedness at maturity; provided, however, that if such indebtedness has been discharged by the Company or any such declaration of acceleration has been rescinded or annulled within 30 days after such default occurs, such default shall not be an Event of Default under this Indenture; or

          (e) the entry of a decree or order for relief by a court having jurisdiction in the premises with respect to the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of all or substantially all of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

          (f) the institution by the Company of proceedings under the Bankruptcy Laws or to be adjudged insolvent, or the consent by it to the institution of bankruptcy or insolvency or other similar proceedings against it or the consent by it to the entry of an order for relief in an involuntary case or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of all or substantially all of its property, or the making by it of an arrangement for the benefit of creditors, or the admission by it in writing of the failure generally by it to pay its debts as they become due, or the taking of corporate action by the Company in furtherance of any such action;

then and in each and every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than 25 percent in aggregate principal amount of the Notes then Outstanding (as determined by counting all Series as a single class) hereunder, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of all the Notes and the unpaid interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all of the Notes and the principal of, and premium, if any, on any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest to the extent that payment of such interest is enforceable under applicable law and on such principal and premium, if any, at the rate borne by the Notes, to the date of such payment or deposit) and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its own negligence, its own negligent failure to act or its own wilful misconduct, and any and all defaults under this Indenture, other than the nonpayment of principal of, and premium, if any, and accrued interest on Notes which shall have become due by acceleration, shall have been cured or shall have been waived in accordance with Section 6.07--then, and in every such case the holders of at least a majority in aggregate principal amount of the Notes then Outstanding (as determined by counting all Series as a single class), by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

          In case the Trustee or Noteholders shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee or Noteholders, then, and in every such case the Company, the Trustee and the Noteholders shall be restored to their respective positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Noteholders shall continue as though no such proceeding had been taken.

          SECTION 6.02 Payment of Notes on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal of, and premium, if any, any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or upon redemption or by declaration or otherwise when due - then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its own negligence, its own negligent failure to act or its own wilful misconduct.

          In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the moneys adjudged or decreed to be payable.

          In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect relative to the Company or to any such other obligor, its creditors or its property or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or any such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of, and premium, if any, the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Notes, and to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses, disbursements, advances and reasonable counsel fees incurred thereby) and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, disbursements and advances, including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, disbursements, advances and counsel fees out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a first lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

          All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Notes.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

          SECTION 6.03 Application of Moneys Collected by Trustee. Any moneys collected by the Trustee shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

               FIRST:    To the payment of all moneys due the
          Trustee under Section 7.06;

               SECOND:   In case the principal of the outstanding
          Notes shall not have become due and be unpaid, to the payment of interest on the Notes, in the order of the maturity of the installments of such interest, such payments to be made ratably to the persons entitled thereto;

               THIRD:    In case the principal of the outstanding
          Notes shall have become due, by maturity, redemption, declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal, premium and interest, with interest on the overdue principal, and to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest at the rate borne by the Notes; and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal, premium, if any, and interest without preference or priority (i) of principal over interest, or (ii) of interest over principal, (iii) of any Note over any other Note, or (iv) of any Series over another Series, ratably to the aggregate of such principal and accrued and unpaid interest; and

               FOURTH: Any remaining money shall be paid over to the Company.

          SECTION 6.04 Proceedings by Noteholders. No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided and the holders of not less than 25 percent in aggregate principal amount of the Notes then Outstanding (as determined by counting all Series as a single class) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, disbursements and advances to be incurred therein or thereby, and also unless the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the holders of a majority in principal amount of the Outstanding Notes, it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of such Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes.

          Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Note to receive payment of the principal of, and premium, if any, and interest on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such holder.

          Notwithstanding any other provision of this Indenture, the right of any Noteholder to bring suit for the enforcement of the right to convert its Notes shall not be impaired or affected without the consent of such Noteholder.

          SECTION 6.05 Proceedings by Trustee. In case of an Event of Default hereunder the Trustee may but shall not be obligated to (and shall incur no liability for any such action or inaction taken in good faith) proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceedings in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law or equity.

          SECTION 6.06 Remedies Cumulative and Continuing. All powers and remedies given by this Article Six to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article Six or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

          SECTION 6.07 Direction of Proceedings and Waiver of Default by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time Outstanding (as determined by counting all Series as a single class) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken, such action is in conflict with this Indenture, or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees shall determine that the action or proceeding so directed would expose the Trustee to personal liability or be unduly prejudicial to the holders not joining in and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
The holders of a majority in aggregate principal amount of the Notes at the time Outstanding (as determined by counting all Series as a single class) may on behalf of the holders of all of the Notes waive any past default or Event of Default hereunder and its consequences except a default in the payment of interest on, or the principal of, or premium, if any, the Notes. Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said default or Event of Default shall for purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing.

          SECTION 6.08 Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a default, mail to all Noteholders, as the names and addresses of such holders appear upon the Note registers, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of this Section 6.08 being hereby defined to be the events specified in clauses (a), (b), (c), (d) and (e) of Section 6.01, not including periods of grace, if any, provided for therein) and irrespective of the giving of the written notice specified in said clause (c) but in the case of any default of the character specified in said clause (c) no such notice to Noteholders shall be given until at least 60 days after the occurrence thereof; provided that, except in the case of default in the payment of the principal of, and premium, if any, or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.

          SECTION 6.09 Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 6.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes outstanding, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of, and premium, if any, or interest on any Note against the Company on or after the due date expressed in such Note.

                          ARTICLE SEVEN

                     CONCERNING THE TRUSTEE

          SECTION 7.01   Duties and Responsibilities of the
Trustee.

          (a)  Except during the continuance of an Event of
Default:

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

               (1) this subsection shall not be construed to limit the intent and obligations of the Trustee under subsection
         (a) of this Section;

               (2)  the Trustee shall not be liable for any
          error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

               (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture (except Section 7.02(b) hereof) relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          SECTION 7.02   Reliance on Documents, Opinions, etc.

          (a)  Except as otherwise provided in Section 7.01:

               (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (2) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

               (3)  the Trustee may rely on an Officers'
          Certificate as provided for in Section 7.07;

               (4) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order of direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction;

               (6) the Trustee shall not be bound to, but in its discretion may, make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document, and if it elects to make such further inquiry or investigation, it shall be entitled to examine the books, records and/or premises of the Company, personally, or by agent or attorney; provided, however, that if the payment within a reasonable time (in no event more than 15 days) to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding; and

               (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall not be responsible for misconduct or negligence of any agent or attorney appointed with due care.

          (b) The Trustee shall not be charged with knowledge of any Event of Default with respect to the Notes unless either
(1) a Responsible Officer of the Trustee assigned to the department of the Trustee specified for such purpose shall have actual knowledge of the Event of Default or (2) written notice of such Event of Default shall have been given to the Trustee at the place so specified in Section 15.03 by the Company or by any other obligor on such Notes or by any holder of such Notes.

          SECTION 7.03 No Responsibility for Recitals, etc. The recitals contained herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility and shall have no liability for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.
The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

          SECTION 7.04 Trustee, Paying Agents or Registrar May Own Notes. The Trustee or any paying agent or Note registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent or Note registrar and subject to Sections 7.08 and 7.13 may otherwise deal with the Company with the same rights it would have if it were not Trustee, paying agent, Note registrar or such other agent.

          SECTION 7.05 Moneys to Be Held in Trust. Subject to the provisions of Section 12.04, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by its Chairman of the Board, its President, any Vice President, its Treasurer or an Assistant Treasurer.

          SECTION 7.06   Compensation and Expenses of Trustee.
The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder as may be mutually agreed in writing between the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may be attributable to its own negligence, its own negligent failure to act or its own wilful misconduct. The Company also covenants to indemnify the Trustee for, and hold it harmless against, any and all loss, liability or expense incurred without negligence, negligent failure to act or wilful misconduct on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in connection with its exercise or performance of any of its powers or duties hereunder;
provided, however, that promptly after the Trustee becomes aware of any fact or circumstance which might result in any such loss, liability or expense the Trustee (i) shall have advised the Company thereof with particularity in writing; (ii) shall not have admitted liability for or compromised or settled any such loss, liability or expense without the prior written consent of the Company which shall not be unreasonably withheld or delayed; and (iii) shall have permitted the Company, in the Trustee's name but at the Company's expense, to defend any claim made against the Trustee, employing counsel reasonably acceptable to the Trustee and the Trustee has been reasonably responsive to the Company's reasonable request for cooperation and assistance in connection therewith. Such indebtedness to the Trustee shall be entitled to the benefit of a claim prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes.

          SECTION 7.07 Officers' Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

          SECTION 7.08   Conflicting Interest of Trustee.  The
Trustee shall comply with the terms of Section 310(b) of the Trust Indenture Act.

          SECTION 7.09 Eligibility of Trustee. The Company expressly approves Chase Manhattan Bank & Trust Company N.A. as Trustee hereunder, notwithstanding any qualification requirements of a successor Trustee hereunder. The Trustee and any successor Trustee hereunder shall at all times be a corporation or other banking entity organized and doing business under the laws of the United States or any State or Territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least twenty-five million dollars (or a subsidiary of any such entity where the combined capital and surplus of such subsidiary shall be equal to at least five million dollars and the combined capital and surplus of both such entities shall be equal to at least twenty-five million dollars) and subject to supervision or examination by Federal, State, territorial, or District of Columbia authority. If a Trustee hereunder publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

          SECTION 7.10   Resignation or Removal of Trustee.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 7.11 hereof. Subject to the foregoing, the Trustee may at any time resign by giving written notice of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation to the Company, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b) In case at any time any of the following shall occur --

               (1) the Trustee shall fail to comply with the provisions of Section 7.08 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, or

               (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

               (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of
          Section 6.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          SECTION 7.11 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder, subject, nevertheless, to such retiring Trustee's lien, if any, provided for in Section 7.06. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing formally and certainly vesting in and confirming to such successor trustee all such rights and powers.

          No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of
Section 7.09.

          Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Company shall mail notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

          SECTION 7.12 Succession By Merger, etc. Subject to Sections 7.08 and 7.09, any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties thereto.

          In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee by merger, conversion or consolidation may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of such successor Trustee or, if such successor Trustee is a successor by merger, conversion or consolidation, the name of any predecessor hereunder; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.13 Limitation on Rights of Trustee as a Creditor. The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in
Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

                          ARTICLE EIGHT

                   CONCERNING THE NOTEHOLDERS

          SECTION 8.01 Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing and delivered to the Trustee, or
(b) by the record of the holder of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders.

          SECTION 8.02 Proof of Execution by Noteholders. Subject to the provisions of Sections 7.01, 7.02 and 9.05, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Notes shall be proved by the Note register or by a certificate of the Note registrar.

          The record of any Noteholders' meeting shall be proved in the manner provided in Section 9.06.

          SECTION 8.03 Who Are Deemed Owners. Prior to due presentment for registration of transfer of any Notes, the Company, the Trustee, any paying agent and any Note registrar may deem the person in whose name such Note shall be registered upon the Note register to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company, the Trustee, or any Note registrar) for the purpose of receiving payment of or on account of the principal of, and premium, if any, and (subject to Section 2.03) interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his order shall be valid and to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

          SECTION 8.04 Company-Owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or any such other obligor shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction or consent only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company, an Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee based upon the advice of counsel shall be full protection to the Trustee.

          SECTION 8.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to or are bound by consents to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Note issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Note.

                          ARTICLE NINE

                      NOTEHOLDERS' MEETINGS

          SECTION 9.01   Purposes of Meetings.  A meeting of
Noteholders may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:

          (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article Six;

          (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Seven;

          (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of
Section 10.02; or

          (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

          SECTION 9.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Notes at their addresses as they shall appear on the Note register. Such notice shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

          SECTION 9.03 Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent in aggregate principal amount of the Notes then Outstanding (as determined by counting all Series as a single class), shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in
Section 9.01, by mailing notice thereof as provided in Section
9.02.

          SECTION 9.04 Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a person shall
(a) be a holder of one or more Notes or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes; provided, however, if a meeting is called for only one Series of Notes, only holders of that Series will be entitled to vote. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

          SECTION 9.05 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit and such decisions shall be deemed final and the Trustee shall incur no liability therefore in the absence of negligence, negligent failure to act or wilful misconduct on its part.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in
Section 9.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a secretary of the meeting shall be elected by majority vote of the meeting.

          At any meeting each Noteholder or proxy shall be entitled to one vote for each $100 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time by a majority vote of the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

          SECTION 9.06 Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the principal amount of the Notes voted. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section
9.02. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

          SECTION 9.07 No Delay of Rights by Meeting. Nothing contained in this Article Nine shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                           ARTICLE TEN

                     SUPPLEMENTAL INDENTURES

          SECTION 10.01 Supplemental Indentures without Consent of Noteholders. The Company, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following reasons:

          (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company herein and in the Notes pursuant to Article Eleven hereof;

          (b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Board of Directors and the Trustee shall consider to be for the protection of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default; and

          (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of the holders of the Notes.

          The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of
Section 10.02.

          SECTION 10.02 Supplemental Indentures with Consent of Noteholders. With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding (as determined by counting all Series as a single class), the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of his Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall without the consent of the holder of each Outstanding Note (i) reduce the principal of (or premium payable upon redemption) or extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or make the principal amount thereof or interest or premium thereon payable in any coin or currency other than that provided in the Notes, or modify this Indenture with respect to the priority of the Notes in a manner adverse to the Noteholders, without the consent of the holder of each Note so affected, (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then Outstanding, (iii) reduce the Redemption Prices hereinbefore specified in the form of Note, (iv) modify the terms of Section
6.07 hereof, (v) modify the provisions of this Indenture with respect to subordination of the Notes in a manner adverse to the holders thereof; or (vi) in any material way impair the rights of Noteholders, as herein provided, to institute proceedings for the enforcement of their right to receive payments on the Notes on or after the stated maturity thereof (or, in the case of redemptions, after the applicable Redemption Date).

          Upon the written request of the Company, accompanied by a copy of a resolution of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Noteholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          SECTION 10.03 Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article Ten shall comply with the Trust Indenture Act, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Ten, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          SECTION 10.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Ten may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company's Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding.

          SECTION 10.05 Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive and shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Ten and when executed and delivered by the Company, will constitute a valid and binding obligation of the Company in accordance with its terms.

          SECTION 10.06 Notice of Supplemental Indenture. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 10.02, the Company shall transmit by mail to all Noteholders, as their names and addresses appear in the Note register, a notice setting forth in general terms the substance of such supplemental indenture.

                         ARTICLE ELEVEN

        CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

          SECTION 11.01 Company May Consolidate, etc. on Certain Terms. Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger, of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease of all or substantially all the property of the Company to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same; provided, however, and the Company hereby covenants and agrees that upon any such sale, conveyance or lease, and upon any such merger or consolidation in which the Company is not the surviving corporation, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes, according to this tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee executed and delivered to the Trustee, by the corporation (if other than the Company) formed by such consolidation, or into which the company shall have been merged, or by the corporation which shall have acquired or leased such property; and provided, further, however, and the Company hereby covenants and agrees:

          (a) that the corporation formed by such consolidation or into which the Company is merged or the corporation which acquires by sale, conveyance or lease the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia;

          (b) that immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

          (c) that the Trustee shall have received an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article Eleven and that all conditions precedent herein provided relating to such transaction have been complied with.

          SECTION 11.02 Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture and the Notes to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of The MacNeal-Schwendler Corporation, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

          In case of any such consolidation, merger, sale, conveyance or lease such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

                         ARTICLE TWELVE

             SATISFACTION AND DISCHARGE OF INDENTURE

          SECTION 12.01 Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore cancelled, or (b) all the Notes not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption all of the Notes (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.06) not theretofore cancelled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, but excluding, however, the amount of any moneys for the payment of principal or of premium, if any, or interest on the Notes
(1) theretofore deposited with the Trustee and repaid by the Trustee to the Company in accordance with the provisions of
Section 12.04, or (2) paid to any State or the District of Columbia pursuant to its unclaimed property or similar laws, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, so long as no Event of Default shall be continuing, then this Indenture shall cease to be of further effect, and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 15.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

          SECTION 12.02 Deposited Moneys to Be Held in Trust by Trustee. All moneys deposited with the Trustee pursuant to
Section 12.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, and premium, if any, and interest; provided, however, that the Company shall not make or cause to be made the deposit provided by Section 12.01 unless the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as a result of such deposit, registration will not be required under the Investment Company Act of 1940, as amended, by the Company. If any of the moneys so deposited relate to Notes that are converted by the holders thereof into common stock of the Company after such deposit, the Trustee shall promptly return such payments to the Company.

          SECTION 12.03  Paying Agent to Repay Moneys Held.
Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent of the Notes (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

          SECTION 12.04 Return of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee for payment of the principal of, and premium, if any, or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of, and premium, if any, or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on Company Request; and the holder of any of the Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect; provided, however, that the Trustee or such paying agent before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper in the place of payment or mail to each such holder, or both, notice that such money remains unclaimed and that after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

                        ARTICLE THIRTEEN

                     SUBORDINATION OF NOTES

          SECTION 13.01 Agreement to Subordinate. The Company agrees, and each holder of Notes by accepting a Note consents and agrees, that the indebtedness evidenced by the Note, all obligations of the Company under this Indenture and the payment of any Claims are subordinated in right of payment, to the extent and in the manner provided in this Article Thirteen, to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holders of Senior Indebtedness and they and/or each of them may enforce such subordination. The indebtedness evidenced by the Notes shall rank pari passu with the 7-7/8% Convertible Subordinated Debentures due 2004 of the Company issued under the Indenture dated as of August 18, 1994 between the Company and the Trustee (formerly, Chemical Trust Company of California).

          SECTION 13.02  Certain Definitions.

          "Claim" means any claim arising from the rescission of the purchase of the Notes, for damages arising from the purchase of the Notes or for reimbursement or contribution on account of such a claim.

          "Senior Indebtedness" means the principal of and premium, if any, and accrued and unpaid interest (whether or not accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company) on the following, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed: (1) indebtedness of the Company for money borrowed or in respect of letters of credit issued for the Company's account, (2) purchase money obligations evidenced by notes, lease-purchase agreements, purchase contracts or agreements, mortgages or similar instruments for the payment of which the Company is liable or responsible, (3) obligations of the Company under any agreement to lease, or lease of, any real or personal property, which are required to be capitalized in accordance with generally accepted accounting principles, (4) guarantees by the Company of indebtedness for money borrowed by any other person and guarantees of obligations of others of the kinds referred to in clauses (2) and (3) above, and
(5) modifications, renewals, extensions and refundings of any such indebtedness, liabilities or obligations; unless, in each case, by its terms, it is not superior in right of payment to the Notes. Senior Indebtedness outstanding shall continue to constitute Senior Indebtedness for all purposes of this Indenture, and the provisions of this Article Thirteen shall continue to apply to such Senior Indebtedness, notwithstanding that such Senior Indebtedness or any claim in respect thereof may be disallowed, avoided or subordinated pursuant to any Bankruptcy Law or other applicable insolvency law or equitable principles
(i) as a claim for unmatured interest, or (ii) as a fraudulent transfer or conveyance arising in connection with and under applicable law.

          A distribution may consist of cash, securities or other property, by set-off or otherwise, and a payment or distribution on account of any obligations with respect to the Notes shall include any redemption, purchase or other acquisition of the Notes.

          For the purposes of this Article Thirteen, all indebtedness now or hereafter existing shall not be deemed to have been paid in full unless the holders or owners thereof shall have received payment in full in cash.

          SECTION 13.03 Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Company in a total or partial liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or in an assignment for the benefit of creditors, or an arrangement, adjustment, composition or relief of the Company or its debts or any marshalling of the assets and liabilities of the Company:

          (a) holders of Senior Indebtedness shall be entitled to receive payment in full of all obligations due or to become due with respect to the Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before holders of Notes shall be entitled to receive any payment or distribution on account of any obligations with respect to the Notes or on account of any Claim; and

          (b) until all obligations with respect to Senior Indebtedness (as provided in subsection (a) above) are paid in full, any payment or distribution, including, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, to which holders of Notes would be entitled but for this Article Thirteen shall be made to holders of Senior Indebtedness, as their interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, the Senior Indebtedness to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, except that pursuant to a plan of reorganization under applicable Bankruptcy Law, holders of Notes may receive securities that are subordinated to at least the same extent as the Notes to (1) Senior Indebtedness and (2) any securities issued in exchange for Senior Indebtedness; provided, however, that if any Senior Indebtedness is outstanding, the terms (including, without limitation, terms in respect of maturities, covenants, defaults, acceleration and remedies) of any securities issued to holders of Notes pursuant to this Section 13.03 must be reasonably satisfactory to the trustee or agent for such Senior
Indebtedness.

          SECTION 13.04  Default on Senior Indebtedness.

          (a) In the event that (i) any default in the payment of any obligation with respect to any Senior Indebtedness shall have occurred and be continuing, whether at maturity, upon redemption or otherwise (a "Payment Default") unless and until such Payment Default shall have been cured or waived in writing by the holders of such Senior Indebtedness, or (ii) any judicial proceedings shall be pending with respect to any default under such Senior Indebtedness or (iii) the Notes mature on any date prior to the Maturity Date, no direct or indirect payment or distribution (including, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to payment of the Notes) shall be made by or on behalf of the Company for or on account of any obligations with respect to the Notes or on account of any Claim, and neither the Trustee nor any holder of Notes shall receive from the Company, directly or indirectly, any payment or distribution, including, without limitation, from or by way of collateral, on account of any obligations with respect to the Notes or on account of any Claim, except that holders of Notes may receive other indebtedness which is subordinated to at least the same extent as the Notes to (i) Senior Indebtedness or
(ii) any securities issued in exchange for Senior Indebtedness; provided, however, that if any Senior Indebtedness is outstanding, the terms (including, without limitation, terms in respect of maturities, covenants, defaults, acceleration and remedies) of any indebtedness issued to holders of Notes pursuant to this Section 13.04 must be reasonably satisfactory to the trustee or agent for such Senior Indebtedness.

          (b) Upon the maturity of all or any part of any Senior Indebtedness by lapse of time, acceleration (unless waived in writing) or otherwise, all amounts due to become due in respect of all Senior Indebtedness shall first be paid in full before any direct or indirect payment or distribution (including, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes to which holders of Notes would be entitled but for this Article Thirteen), may be made by or on behalf of the Company on account of any obligations with respect to the Notes or on account of any Claim, except that holders of Notes may receive other indebtedness which is subordinated to at least the same extent as the Notes to (i) Senior Indebtedness or (ii) any securities issued in exchange for Senior Indebtedness; provided, however, that if any Senior Indebtedness is outstanding, the terms (including, without limitation, terms in respect of maturities, covenants, defaults, acceleration and remedies) of any indebtedness issued to holders of Notes pursuant to this Section
13.04 must be reasonably satisfactory to the trustee or agent for such Senior Indebtedness.

          (c) Upon receipt by the Company and the Trustee of written notice from the trustee or agent for any Senior Indebtedness of any default under any Senior Indebtedness, other than a Payment Default, or that a payment or distribution by the Company with respect to any Note would, immediately after giving effect thereto, result in such a default, and unless such default shall have been cured or waived in writing in accordance with the terms of such Senior Indebtedness, no direct or indirect payment or distribution (including, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to payment of the Notes) may be made by or on behalf of the Company for or on account of the obligations with respect to the holders of Notes or on account of any Claim and neither the Trustee nor any holders of Notes shall receive from the Company, directly or indirectly, any payment or distribution in respect of the obligations with respect to the Notes or on account of any Claim.

          SECTION 13.05  Acceleration of Notes.  If payment of
the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

          SECTION 13.06 When Distribution Must Be Paid Over. If a distribution is made to the Trustee, any trustee, agent or any securityholder that because of this Article Thirteen should not have been made to it, the trustee, such paying agent or such securityholder who receives the distribution shall segregate such distribution from its other funds and property and hold it in trust for the benefit of, and, upon written request, pay it over (in the same form as received, with any necessary endorsement) to, the holders of Senior Indebtedness as their interests may appear, or their agent or representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of all obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Thirteen, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

          SECTION 13.07 Notice by Company. The Company shall promptly notify the Trustee of any facts known to the Company that would cause a payment of any obligations with respect to the Notes or of any Claim to violate this Article Thirteen, but failure to give such notice shall not affect the subordination of the Notes and all Claims to the Senior Indebtedness provided in this Article Thirteen.

          SECTION 13.08 Subrogation. After all Senior Indebtedness is paid in full and until the Notes are paid in full, holders of Notes shall be subrogated (equally and ratably with all other indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holders of Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Article Thirteen to holders of Senior Indebtedness which otherwise would have been made to holders of Notes is not, as between the Company and holders of Notes, a payment by the Company on the Notes.

          SECTION 13.09  Relative Rights.  This Article Thirteen
defines the relative rights of holders of Notes and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (a) impair, as between the Company and holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Notes in accordance with their terms;

          (b) affect the relative rights of holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or (c) prevent the Trustee or any holders of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to holders of Notes.

          If the Company fails because of this Article Thirteen to pay principal of, and premium, if any, or interest on a Note on the due date, the failure is still a Default or Event of Default.

          SECTION 13.10 Subordination May Not Be Impaired. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company, the Trustee or any agent with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders or owners of Senior Indebtedness may at any time and from time to time, without the consent of or notice to the Trustee or any holder of Notes, without incurring responsibility to any holder of Notes and without impairing or releasing the subordination provided in this Article Thirteen or the obligations hereunder of the holders of Notes to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the Senior Indebtedness (including any change in the rate of interest thereon), or otherwise amend or supplement in any manner, or grant any waiver or release with respect to, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release, not perfect or otherwise deal with any property at any time pledged, assigned or mortgaged to secure or otherwise securing, Senior Indebtedness, or amend, or grant any waiver or release with respect to, or consent to any departure from any guarantee for all or any of the Senior Indebtedness; (iii) release any person liable in any manner under or in respect of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against, and release from obligations of any type, the Company and any other person; and (v) apply any sums from time to time received to the Senior Indebtedness.

          All rights and interests under this Indenture of the holders of Senior Indebtedness, and all agreements and obligations of the Trustee, the holders of Notes, and the Company under Article Six and under this Article Thirteen shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of any Senior Indebtedness, any promissory notes evidencing indebtedness thereunder, or any other agreement or instrument relating thereto or to any other Senior Indebtedness, or (ii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Trustee, any holder of Notes, or the Company.

          The provisions set forth in Article Six and in this Article Thirteen constitute a continuing agreement and shall (i) be and remain in full force and effect until payment in full of all Senior Indebtedness, (ii) be binding upon the Trustee, the holders of Notes and the Company and their respective successors transferees and assigns, and (iii) inure to the benefit of, and be enforceable directly by, each of the holders of Notes and their respective successors, transferees and assigns.

          Any trustee or agent for Senior Indebtedness is hereby authorized to demand specific performance of the provisions of this Article Thirteen, whether or not the Company shall have complied with any of the provisions of Article Thirteen applicable to it, at any time when the Trustee or any holders of Notes shall have failed to comply with any of these provisions. The Trustee and the holders of Notes hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

          SECTION 13.11 Distribution or Notice to Representative or Agent. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their representative or agent.

          Upon any payment or distribution of assets of the Company referred to in this Article Thirteen, the Trustee and the holders of Notes shall be entitled to rely in good faith upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative, agent or of any liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen.

          SECTION 13.12 Rights of Trustee. Notwithstanding the provisions of this Article Thirteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Trustee, or the taking of any action by the Trustee, and the Trustee may continue to make payments on the Notes unless it shall have received at its Corporate Trustee Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Notes to violate this Article Thirteen. Only the Company, a representative, agent or a holder of an issue of Senior Indebtedness that has no representative or agent may give the notice. Nothing in this Article Thirteen shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.06 hereof.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any agent for the holders of Notes may do the same with like rights.

          SECTION 13.13 Authorization to Effect Subordination. Each holder of Notes by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Thirteen, and appoints the Trustee his attorney-in-fact for any and all such purposes.

          SECTION 13.14  Miscellaneous.

          (a) Each holder of Notes and the Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Indebtedness, and any requirement that the trustee, agent or any holder of Senior Indebtedness protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Company or any other person or entity or any collateral.

          (b) The agreement contained in this Article Thirteen shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

          (c) The Trustee shall notify the trustee or agent under any Senior Indebtedness of the existence of any Event of Default under Section 6.01 and of any event which, with the giving of notice or the passage of time or both, would constitute such an Event of Default, promptly after becoming aware thereof.

          (d) Each holder of Notes by accepting a Note agrees, so long as Senior Indebtedness is outstanding, not to compromise, release, forgive or otherwise discharge the obligations of the Company with respect to his Note without the prior written consent of the trustee or agent under any Senior Indebtedness.

          (e) Unless and until written notice shall be given by the Company and the trustee or agent under any Senior Indebtedness to the Trustee at its Corporate Trustee Office notifying the Trustee that Senior Indebtedness is no longer outstanding, the Trustee shall assume that such indebtedness is outstanding. The Company agrees to give such notice to the Trustee promptly after the first date on which no Senior Indebtedness shall be outstanding. For the purposes of this Indenture, Senior Indebtedness shall be outstanding whenever either (i) such indebtedness shall not have been paid in full or (ii) commitments to lend under any agreement related to any such Senior Indebtedness shall not have expired or been cancelled or terminated.

                        ARTICLE FOURTEEN

                IMMUNITY OF DIRECTORS, OFFICERS,
                   EMPLOYEES AND SHAREHOLDERS

          SECTION 14.01 Indenture and Notes Solely Corporate Obligations. No director, officer, employee or shareholder, as such, of the Company from time to time shall have any liability for any obligations of the Company under the Notes or this Indenture, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such Persons from all such liability. The waiver and releases are part of the consideration for the issuance by the Company of the Notes.

                         ARTICLE FIFTEEN

                    MISCELLANEOUS PROVISIONS

          SECTION 15.01  Provisions Binding on Company's
Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successor and assigns whether so expressed or not.

          SECTION 15.02 Indenture for Sole Benefit of Parties and Noteholders. Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors, any paying agent, any Note registrar and the holders of the Notes, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being, subject to the provisions of Article Eleven, for the sole benefit of the parties hereto and their successors, any paying agent, any Note registrar and the holders of the Notes.

          SECTION 15.03 Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to The MacNeal-Schwendler Corporation, 815 Colorado Boulevard, Los Angeles, California 90041, Attention: President. Any notice, direction, request or demand by any Noteholder or the Company to or upon the Trustee shall be deemed to have been sufficiently given, delivered or made, for all purposes, if (i) given or made in writing at the Corporate Trust Office, or (ii) upon receipt by the Trustee of such notice, direction, request or demand mailed by certified or registered mail to the Trustee at its Corporate Trust Office. Any notice, report or other instrument required by any of the provisions of this Indenture to be given by the Trustee to the Noteholders shall be deemed to have been sufficiently given, for all purposes, if mailed, postage prepaid, by first class mail.

          SECTION 15.04 California Contract. This Indenture and each Note shall be deemed to be a contract made and to be performed entirely in the State of California, and for all purposes shall be construed in accordance with the laws of said state.

          SECTION 15.05 Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action, have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statements or opinion may be based as aforesaid are erroneous.

          Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or a firm of accountants unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

          SECTION 15.06 Legal Holidays. In any case where the date of maturity of interest or principal of, or premium, if any, on the Notes or the date fixed for redemption of any Note will not be a Business day, then payment of such interest on or principal of, and premium, if any, on the Notes need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such date of maturity or the date fixed for redemption and no interest shall accrue for the period from and after such prior date.

          SECTION 15.07 Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision in this Indenture which is required or deemed to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required or deemed provision shall control.

          SECTION 15.08 No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where property of the Company or its Subsidiaries is located except for the Trustee's prior lien under Section 7.06.

          SECTION 15.09 Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 15.10  Execution in Counterparts.  This
Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

          Chase Manhattan Bank & Trust Company N.A. hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

                    [Signature page follows]

          IN WITNESS WHEREOF, THE MACNEAL-SCHWENDLER CORPORATION has caused this Indenture to be signed and acknowledged by its President, or a Vice President, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary, and Chase Manhattan Bank and Trust Company, National Association has caused this Indenture to be signed and acknowledged by one of its Vice Presidents, has caused its corporate seal to be affixed hereunto, and the same to be attested by one of its Trust Officers, as of the day and year first written above.

                        THE MACNEAL-SCHWENDLER CORPORATION



                        By:  /s/ Frank Perna, Jr.
                            ----------------------------------
                              Name:   Frank Perna Jr.
                              Title:  Chief Executive Officer


Attest:

/s/ Louis A. Greco
-----------------------------
Name:   Louis A. Greco
Title:  Chief Financial Officer and Secretary

                    CHASE MANHATTAN BANK & TRUST COMPANY N.A.


                        By: /s/ Hans H. Helley
                            ---------------------------------
                              Name: Hans H. Helley
                                    -------------------------
                              Title: Assistant Vice President
                                    -------------------------


Attest:

/s/ Paula Oswald
-------------------------------
Name: Paula Oswald
      -------------------------
Title: Assistant Vice President
       ------------------------